EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Artemis Therapeutics, Inc., a Delaware corporation (the “Company”) on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers does hereby certify, that to the best of to such officer’s knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 2, 2018	/s/ Brian Culley
By: Brian Culley, Chief Executive Officer
Date: April 2, 2018	/s/ Chanan Morris
By: Chanan Morris, Chief Financial Officer